UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 26, 2021

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	WRE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2021, Washington Real Estate Investment Trust (“Washington REIT”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and the financial institutions party thereto as lenders (the “Lenders”) and agents, which provides for aggregate revolving loan commitments of $700 million (the “Revolving Credit Facility”) and the continuation of the existing unsecured term loan facility of $250 million (the “Term Loan Facility”). The Credit Agreement amends and restates that certain Amended and Restated Credit Agreement (the “Existing Credit Agreement”), dated as of March 29, 2018, among Washington REIT, Wells Fargo Bank, National Association, as administrative agent, and the financial institutions party thereto as lenders and agents, which provided for aggregate revolving loan commitments of $700 million, the Term Loan Facility and an unsecured term loan facility of $150 million, which was previously repaid in full.

The Credit Agreement includes the option to increase the revolving loan commitments or add term loans under the Credit Agreement to up to $1.5 billion in the aggregate to the extent the lenders (from the syndicate or otherwise) agree to provide additional revolving loan commitments or term loans. The Revolving Credit Facility will mature on August 26, 2025, unless extended pursuant to one or both of the two six-month extension options provided therein. The exercise of an extension option requires the payment of a fee of 0.0625% on the extended revolving loan commitments for each extension and is subject to certain other customary conditions. The Term Loan Facility will mature on July 21, 2023. The Credit Agreement also provides Washington REIT with the ability to obtain letters of credit of up to $60 million in the aggregate and swingline loans of up to $75 million in the aggregate. As of August 26, 2021, $250 million of the Term Loan Facility and no revolving loans were outstanding under the Credit Agreement.

No subsidiaries of Washington REIT are currently required to guarantee Washington REIT’s obligations under the Credit Agreement. Subsidiaries of Washington REIT may in the future be required to guarantee Washington REIT’s obligations under the Credit Agreement if any such subsidiary (a) guarantees the indebtedness of Washington REIT or another subsidiary of Washington REIT (excluding, among other things, guarantees of certain indebtedness in an aggregate principal amount not in excess of $200 million) or (b) owns a property included in the determination of Washington REIT’s unencumbered pool value and incurs any recourse indebtedness.

Borrowings under the Revolving Credit Facility will bear interest, at Washington REIT’s option, at a rate of either LIBOR plus a margin ranging from 0.70% to 1.40% (depending on Washington REIT’s credit rating) or the base rate plus a margin ranging from 0.00% to 0.40% (based upon Washington REIT’s credit rating). Loans under the Term Loan Facility bear interest, at Washington REIT’s option, at a rate of either LIBOR plus a margin ranging from 0.85% to 1.75% (depending on Washington REIT’s credit rating) or the base rate plus a margin ranging from 0.00% to 0.75% (based upon Washington REIT’s credit rating). The base rate is the highest of the Agent’s prime rate, the federal funds rate plus 0.50% and the LIBOR market index rate plus 1.0%. The Credit Agreement contains provisions specifying alternative interest rate calculations to be employed at such time as LIBOR ceases to be available as a benchmark for establishing the interest rate on floating interest rate borrowings. In addition, the Credit Agreement requires the payment of a facility fee equal to 0.10% to 0.30% (depending on Washington REIT’s credit rating) on the $700 million committed capacity in respect of the Revolving Credit Facility, without regard to usage. The Credit Agreement also includes a sustainability component whereby the Revolving Credit Facility pricing can improve upon Washington REIT’s achievement of certain sustainability ratings, determined via an independent third-party evaluation.

The Credit Agreement contains representations, financial and other affirmative and negative covenants that are similar to the Existing Credit Agreement and generally customary for credit facilities of this type. The Credit Agreement requires that Washington REIT comply with various covenants, including covenants restricting liens on properties included in the determination of Washington REIT’s unencumbered pool value, mergers, affiliate transactions, asset sales and the payment of dividends following an event of default. In addition, the Credit Agreement requires that Washington REIT satisfy certain financial maintenance covenants, including:

•ratio of total debt to total asset value of not more than 0.60 to 1.00 (subject to a higher level following acquisitions);
•ratio of adjusted EBITDA to fixed charges of not less than 1.50 to 1.00;
•ratio of secured indebtedness to total asset value of not more than 0.40 to 1.00; and
•ratio of unsecured indebtedness to the unencumbered pool value of properties satisfying certain criteria specified in, and valued per the terms of, the Credit Agreement of not more than 0.60 to 1.00 (subject to a higher level following acquisitions).

The Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of Washington REIT under the Credit Agreement to be immediately due and payable.

From time to time, the Company has had customary commercial and/or investment banking relationships with Wells Fargo Bank, National Association, PNC Bank, National Association, Truist Bank, KeyBank National Association, TD Bank, N.A.,

Capital One, National Association, US Bank National Association, each of whom is a lender under the Credit Agreement, and/or certain of their respective affiliates, for which such banks receive customary fees and commissions.

In connection with Washington REIT’s entry into the Credit Agreement, under the terms of Washington REIT’s 3.44% Senior Notes due December 29, 2030 issued pursuant the Note Purchase Agreement, dated September 29, 2020 by and among Washington REIT and the various purchasers party thereto (the “Note Purchase Agreement”), the Note Purchase Agreement is deemed amended to conform to certain reciprocal covenants and defined terms in the Credit Agreement, as provided in the Note Purchase Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Vice President, Chief Accounting Officer and Treasurer

August 26, 2021
(Date)